As filed with the Securities and Exchange Commission on March 9, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NANOSTRING TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0094687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
530 Fairview Avenue North Seattle, Washington 98109 (Address of principal executive offices) (206) 378-6266 (Registrant’s telephone number, including area code)

2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full title of the plan)

R. Bradley Gray President and Chief Executive Officer 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Patrick J. Schultheis Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 (206) 883-2500	Kathryn Surace-Smith Vice President, General Counsel 530 Fairview Avenue North Seattle, Washington 98109 (206) 378-6266
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered (1)(2)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.0001 par value per share:
—To be issued under the 2013 Equity Incentive Plan	1,076,380	(3)	$17.85	(5)	$19,213,383	(7)	$2,227
—To be issued under the 2013 Employee Stock Purchase Plan	215,276	(4)	$15.18	(6)	3,267,890	(8)	$379
TOTAL:	1,291,656				$22,481,273		$2,606

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the common stock of NanoString Technologies, Inc. (the “Registrant”) that become issuable under the 2013 Equity Incentive Plan (the “2013 Plan”) and 2013 Employee Stock Purchase Plan (“2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	For the sole purpose of calculating the registration fee, the amount to be registered under this Registration Statement has been broken down into two subtotals.

(3)	Represents 1,076,380 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2013 Plan.

(4)	Represents 215,276 additional shares of common stock available for issuance as a result of the annual evergreen increase pursuant to the 2013 ESPP.

(5)
Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of $17.85, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on March 2, 2017 (the “Full Offering Price”).

(6)
Estimated in accordance with Rules 457(c) and 457(h) solely for purposes of calculating the registration fee on the basis of 85% of the Full Offering Price. Pursuant to the 2013 ESPP, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

TABLE OF CONTENTS

Item 3. Incorporation by Reference
Item 8. Exhibits
Signatures
Index to Exhibits
EX-5.1
EX-23.1

NANOSTRING TECHNOLOGIES, INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement registers additional shares of the Registrant's common stock to be issued pursuant to its 2013 Plan and 2013 ESPP. Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 10, 2013 (File No. 333-189883) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed with the Commission are hereby incorporated by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 9, 2017;

(2)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)
The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B (File No. 001-35980) filed with the Commission on June 21, 2013, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013
4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013
4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013
4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013
4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013
4.6	2013 Employee Stock Purchase Plan.	S-1/A	333-188704	10.9	June 13, 2013
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 9, 2017.

NANOSTRING TECHNOLOGIES, INC.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Bradley Gray and James A. Johnson as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of NanoString Technologies, Inc.) to sign the Registration Statement on Form S-8 of NanoString Technologies, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ R. Bradley Gray	President, Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2017
R. Bradley Gray

/s/ James A. Johnson	Chief Financial Officer (Principal Accounting and Financial Officer)	March 9, 2017
James A. Johnson

/s/ William D. Young	Chairman of the Board and Directors	March 9, 2017
William D. Young

/s/ Nicholas Galakatos	Director	March 9, 2017
Nicholas Galakatos

/s/ Robert M. Hershberg	Director	March 9, 2017
Robert M. Hershberg

/s/ Kirk D. Malloy	Director	March 9, 2017
Kirk D. Malloy

/s/ Gregory Norden	Director	March 9, 2017
Gregory Norden

/s/ Chad P. Waite	Director	March 9, 2017
Chad P. Waite

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-188704	4.1	June 13, 2013
4.2	2013 Equity Incentive Plan.	S-1/A	333-188704	10.5	June 13, 2013
4.3	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.6	June 13, 2013
4.4	Form of Notice of Restricted Stock Grant and Restricted Stock Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.7	June 13, 2013
4.5	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2013 Equity Incentive Plan.	S-1/A	333-188704	10.8	June 13, 2013
4.6	2013 Employee Stock Purchase Plan.	S-1/A	333-188704	10.9	June 13, 2013
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).